SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                       13-4026700
 (State of Incorporation or Organization)                    (I.R.S. Employer
                                                           Identification no.)
              1585 Broadway
               New York, NY                                        10036
 (Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. |X|                           following box. |_|

Securities Act registration statement file number to which this
form relates:   333-101155
              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                       Name of Each Exchange on Which
        to be so Registered                       Each Class is to be Registered
        -------------------                       ------------------------------

SATURNS Ford Motor Company Debenture Backed          New York Stock Exchange
               Series 2003-5
               Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary," "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-11 and S-12 through S-13, respectively, of the Registrant's related Prospectus Supplement, dated March 12, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 13, 2003

                                                     MS STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By:/s/ John Kehoe
                                                        ------------------------
                                                        Name:  John Kehoe
                                                        Title: Vice President